September 2017 2017 Earnings Review & Business Outlook

Management Representatives Aaron Musgrave Manager, Investor Relations Carl Chapman Chairman, President & CEO Vectren | Investor Presentation | September 2017 2 Susan Hardwick Exec. Vice President & CFO

Forward-Looking Statements All statements other than statements of historical fact are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management and include such words as “believe”, “anticipate”, ”endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions intended to identify forward-looking statements. Vectren cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Vectren’s ability to control or estimate precisely and actual results could differ materially from those contained in this document. Forward-looking statements speak only as of the date on which our statement is made, and we assume no duty to update them. More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission, including Vectren’s 2016 annual report on Form 10-K filed on February 23, 2017. Vectren also uses non-GAAP measures to describe its financial results. More information can be found in the Appendix related to the use of such measures. Dave Parker – Director, Investor Relations d.parker@vectren.com 812-491-4135 Vectren | Investor Presentation | September 2017 3

In millions, except per share amounts 2017 2016 Utility Group 91.4$ 87.4$ Nonutility Group Infrastructure Services (VISCO) 2.1 (8.4) Energy Services (VESCO) - 2.5 Other Businesses (0.4) (0.3) Nonutility Group 1.7 (6.2) Corporate and Other (0.2) (0.6) Earnings 92.9$ 80.6$ Utility Group 1.10$ 1.06$ Nonutility Group 0.02 (0.08) Corporate and Other - (0.01) EPS (1) 1.12$ 0.97$ Weighted Avg Shares Outstanding - Basic 82.9 82.8 Ended Jun 30 6 Months Consolidated YTD 2017 Results 4 Consistent Earnings Growth Continues Vectren | Investor Presentation | September 2017

2017 Guidance Affirmed 5 Continues to Reflect Strong Utility Earnings Growth from Significant Infrastructure Investment YTD 2017 $0.97 $0.04 $0.10 $0.01 Vectren Consolidated – YTD $1.12 YTD 2016 Utility Nonutility Corp/ Other Gas Infra. Invest. SABIC 179D in 2016 Corp/ Other $2.55 ($0.03) ($0.07) $2.60 $0.15 $0.04 ($0.04) 2016 Actual 2017 YTD 2017E Guidance Midpoint Vectren Consolidated – 2016 to 2017E 2017 EPS Guidance 2016 Actual Utility $2.10 - $2.15 $2.10 Nonutility/Corp $0.45 - $0.50 $0.45 Consolidated $2.55 - $2.65 $2.55 Vectren | Investor Presentation | September 2017

Q2 Utility Accomplishments

Achieving Key Regulatory Milestones

- ✓ Settlement of 7-year elec. grid modernization plan with key stakeholders filed in May
  - Indiana Commission final order expected by September
- ✓ RFP for electric supply needs, gas-fired generation and PPA, issued in June
  - Key criteria include location, reliability and creditworthiness
  - Bidding process expected to be complete by September
- ✓ Continuation of joint-ownership of 300MW generating unit with Alcoa through 2023; syncs well with preferred IRP filed last December



Key Activities
IRP Filed w/ IN Commission December 2016
4MW Universal Solar Plan Filed w/ IN Commission February 2017
7-Year ('17-'23) Elec. Grid Modernization Plan Filed w/ IN Commission February 2017
Settlement of 7-Year Elec. Grid Modernization Plan w/ IN Consumer Counselor Filed May 2017
IN Commission Approved 6th Semi-Annual Gas Infrastructure Filing July 2017
RFP for Electric Supply Needs Issued June 2017
IN Commission's Final IRP Comments ~Fall 2017
IN Commission Order on 7-Year ('17-'23) Electric Grid Modernization Plan ~September 2017
Cert. of Public Need for Electric Supply Needs Filed w/ IN Commission YE 2017; Order likely in early 2019
File Ohio Base Rate Case Q1 2018; Order likely in early 2019

6 Vectren | Investor Presentation | September 2017

2017 YTD EPS Drivers Vectren YTD 2017 consolidated EPS of $1.12 • Utility EPS of $1.10 up $0.04 compared to 2016 – Gas infrastructure investment continues to fuel Utility EPS growth (+$0.08), mostly offset (-$0.07) as expected by lost large customer margin • Nonutility YTD EPS improved by $0.10 from 2016 – VISCO’s performance benefitted from continued strong utility demand and ramp-up in activity at large Ohio pipeline project, along with other projects Successfully priced $200M of utility-related debt in July ‘17 • $100M at 3.26%, due 2032 and $100M at 3.93%, due 2047; also extended credit facility to 2022 YTD EPS as Expected; Gas Infrastructure Continues to Drive Utility EPS; Pipeline Project Activity Boosted Nonutility 7 Nonutility, excl. 179D; Corp/Other Weather $0.01 Vectren 2017 YTD EPS $0.97 $1.12 $0.08 $0.13 ($0.07) ($0.02) $0.04 2016 Actual 179D in 2016 Gas Infra. Invest. SABIC Lost Margin Sm/Lrg Cust. Margin Utility Other 2017 Actual ($0.02) Vectren | Investor Presentation | September 2017

Vectren Long-Term Outlook 1.2M Utility Customers Vectren Energy Delivery of Indiana– North (Gas) Vectren Energy Delivery of Indiana– South (Gas & Electric) Vectren Energy Delivery of Ohio (Gas)

Delivering Strong Results by Executing on our Strategies Achievements over the past 5 years…  VVC EPS CAGR of 8% while maintaining financial discipline – steadily improving ROE that is higher than most peers  Extended record of growing dividends to 57 years • Accelerated dividend growth – 5.3% average annualized increase last 3 years  Maintained strong balance sheet; S&P steady at A-, Moody’s up one notch to A2 (’14)  Reduced nonutility risk by exiting volatile commodity-based businesses (‘11-’14) $1.73 $1.94 $2.12 $2.28 $2.39 $2.55 9.8% 10.6% 11.3% 11.9% 12.0% 12.3% 2011 2012 2013* 2014* 2015 2016 * Excludes ProLiance in 2013 & Coal Mining in 2014 - years of disposition Vectren EPS and Earned ROE 5 Year EPS CAGR of 8% 110% 102% 98% 71% 64% Vectren VVC Peers S&P 500 Dow Utilities S&P 500 Utilities 5-Yr Total Return Comparison As of 12/31/16 5-Year Total Shareholder Return CAGR of 16% Exceeds 9-11% Target VVC 5 Year CAGR of 16% Vectren | Investor Presentation | September 2017 9

Disciplined Utility Growth Key To Vectren’s Success  Management has demonstrated we can successfully manage significant growth • Utility CapEx needs have doubled to over $500M/yr.; driven by gas infrastructure investments • IN & OH legislative and regulatory solutions allow for a high % of current CapEx recovery • Remain highly focused on customer bill impacts  CapEx substantially funded by cash flow from operations; credit metrics remain solid  Culture of performance management and effective strategic sourcing is now embedded and led to controllable O&M CAGR of <1%  Earned overall allowed ROE for 5 straight years $248 $263 $351 $399 $504 10.1% 10.0% 10.2% 10.7% 11.0% 2012 2013 2014 2015 2016 Utility CapEx & Earned ROE Regulatory Execution, Effective Capital Deployment, and Continuous Operational Improvement Fueled Successful Growth Achievements over the past 5 years… $1.50 $1.68 $1.72 $1.80 $1.95 $2.10 2011 2012 2013 2014 2015 2016 Utility EPS 5 Year CAGR of 7% $ in millions 10 Vectren | Investor Presentation | September 2017

Long-Term Targets Consolidated EPS growth 6-8% Dividend growth 6-8% Consolidated payout ratio 60-65% Utility EPS growth 5-7% Vectren’s Strong Long-Term Outlook Note: Long-term EPS growth of approx. $0.06-0.10/yr. for Nonutility • $0.02-$0.03 EPS growth/yr. for VESCO • $0.04-$0.07 EPS growth/yr. for VISCO EPS and Dividend Growth Targets Reflect Long-Term Utility Capital Investment Plan of $6.5 Billion 11 Vectren | Investor Presentation | September 2017

$1.73 $2.55 $2.60 $1.70 $2.20 $2.70 $3.20 $3.70 2011 2016 2017E Future EPS Key drivers of long-term EPS growth expectations of 6-8%: Gas utility infrastructure investments continue to grow earnings 2017 begins ramp up of electric modernization investments; generation investments to come Steady VISCO Distribution growth continues; Transmission recovery post-2017 VESCO growth focused on energy efficiency/security and renewables/clean energy Continue to control costs through performance management and strategic sourcing Vectren’s Strong Long-Term Outlook (cont.) Long Cycle of Infrastructure Spend in the U.S. will Drive Growth Across All of Vectren’s Businesses VVC Actual and Expected EPS Growth Long-Term EPS CAGR: 6-8% 2011-2026 CAGR: 6-8% 2011-2017E CAGR: 7% 12 Vectren | Investor Presentation | September 2017

Significant Utility CapEx Drives Earnings Accelerated Rate Base Growth Enhances Long- and Short-Term EPS Performance $0 $2,000 $4,000 $6,000 $8,000 0 0 2021E 2026E Utility Shared Electric Gas 2021-’26 CAGR: ~7.5% (Gas & Electric) $ in millions 2016-’21 CAGR: ~6.5% (Mostly Gas) 2011-’16 CAGR: ~5% (Mostly Gas) Overall 10-Yr CAGR: ~7% Gas: ~8% Electric: ~5.5% Growth targets supporting Vectren’s 6-8% EPS CAGR: Robust utility growth of 5-7% including equity issuances to help finance planned capital investment • Forecasting a rate base CAGR of ~7% the next 10 years EPS growth expectation of $0.06-0.10/yr. for Nonutility • $0.04-0.07/yr. for VISCO and $0.02-0.03/yr. for VESCO Rate Base Growth Accelerates Vectren | Investor Presentation | September 2017 13

Utility Outlook

Transforming Our Utility… Diversify generation portfolio (IRP-driven) Improve system optionality/efficiencies Reduce carbon emissions by almost 60% by 2024 (base year 2005) Generation Diversification Further improve safety & reliability Reduce frequency & duration of outages Enhance customer experience including AMI Grid Modernization Continue to execute gas infrastructure upgrade and replacement plans Further improve safety & reliability Gas Infrastructure …for a Smart Energy Future 15 Vectren | Investor Presentation | September 2017

Expected Utility EPS CAGR of 5-7% Driven by 10-Year Investment Plans for Gas & Electric Businesses of $6.5 Billion Generation Diversification: ~$1.2 billion of CapEx (‘17-’26), ~$0.8 billion in ‘22-’26 Gas Infrastructure: ~$3.9 billion of CapEx (‘17-’26) Electric Grid Modernization: ~$1.1 billion of CapEx (’17-’26) Smart Energy Future – 10-Year CapEx Plan Overview $ in millions 5-Yr Total 10-Yr Total Ut lity Cap Ex 2016A 2017E 2018E 2019E 2020E 2021E 2017E-2021E 2017E-2026E Gas Utilities 359$ 395$ 365$ 370$ 355$ 400$ 1,885$ 3,850$ El ctric Ut lity 106 125 140 155 170 310 900 2,300 Utility Shared Assets & Other 39 50 35 30 25 50 190 400 Utility Consolidated 504$ 570$ 540$ 555$ 550$ 760$ 2,975$ 6,550$ CapEx Recovered via Mechanisms/Deferral 75% 75% Summary of Electric Investments (incl. in table above) Electric Grid Modernization 520$ 1,100$ Generation Diversification 380 1,200 Subtotal 900$ 2,300$ Forecast 10-Year Utility CapEx Plan Aligns with Extended Regulatory & Strategic Planning Horizon 16 Vectren | Investor Presentation | September 2017

Gas Infrastructure Continue to execute on approved gas infrastructure plans, including: • Ohio 5-year gas infrastructure plan approved in Feb. 2014 - $200 million capital investment • Indiana 7-year gas infrastructure plan approved in Aug. 2014 - $950 million capital investment Driven by existing or pending pipeline safety regulations and existing transmission and distribution integrity management program requirements ~$3.9 Billion in Investment for Continued Gas Infrastructure Investment Generates approx. $50 million in increased state and local government tax revenue effects through 2020 Results in an economic ripple effect that will lead to $700 million in additional spending over the 7-year period Supports approx. 1,875 jobs annually How the Community benefits from Indiana 7-Year Infrastructure Plan How our Customers benefit Continued reliability and safety Since 2013, we have invested approx. $325 million to replace 500 miles of aging Bare Steel and Cast Iron (BSCI) pipeline infrastructure throughout our service territories in Indiana and Ohio. 17 Vectren | Investor Presentation | September 2017

Electric Grid Modernization



Aging Infrastructure Requires ~$1.1 Billion of Investment to Maintain Safe and Reliable Service and Enhance Grid

- 7-year investment of approximately $450 million
  - Plan filed with IN Commission Feb. 2017
  - Settlement agreement filed w/Commission May 2017
  - Order expected in September 2017
- Plan of 800+ projects aimed at enhancing safety & reliability of elec. system & modernizing electric grid
- Reliability programs represent over 80% of total 7-year capital investment
  - $55 million - Transmission Line Rebuilds
    Reduces risk of emergency repair or replacement that could lead to unplanned outages
  - $70 million - Substation Transformer Replacements
    Reduces risk associated with unplanned outages and enhances customers safety
  - $40 million - Pole Inspections & Replacements
    Improves the overall electric system performance and strengthens it against storm damage

How our Customers benefit

- Continued reliability and safety
- Shorter power outages
- More control over energy use
- Fewer estimated customer bills
- Faster response when turning electric service on and off

How the Community benefits

- Supports approximately 1,000 jobs annually
- Results in an economic impact of $640 million over the 7-year period
- Generates approx. $20 million in state and local government tax revenue effects through 2023

18 Vectren | Investor Presentation | September 2017

2016 Generation Mix (MWhs) Energy Efficiency, Renewables, Other 10% Coal Base Load 90% 50% reduction in carbon emissions by 2024 from 2012 levels and 60% reduction in carbon emissions from 2005 Renewables and ongoing Energy Efficiency account for approximately ~15% of total energy by 2026 Diversification provides flexibility to adapt to changes in customer needs and technology IRP Preferred Plan was filed with the IN Commission in Dec. 2016 Generation Diversification Integrated Resource Plan Benefits All Stakeholders How our Customers benefit Add 54MW of solar generation by 2019 Add ~900MW* combined cycle gas plant to portfolio by 2024 Continue energy efficiency / demand response initiatives 2026 Generation Mix (MWhs) Energy Efficiency, Renewables, Other 15% Coal Base Load 30% Natural Gas 55% 19 Vectren | Investor Presentation | September 2017 * Represents Preferred Plan as filed with the IN Commission in Dec. 2016

Financing Utility Investment

Financing Goals Remain Unchanged: Strong Balance Sheet & Cap Structures, No Incremental Utility Parent Leverage

- Long history of high investment-grade credit ratings will continue
  - Current S&P rating of A- (VVC), Moody's rating of A2 (VUHI); Both stable
- Utility funds ~85-90% of Vectren's dividend; Continue to target utility payout of 70%
- Appropriate mix of long-term debt and equity as needed
  - Significant cash flow from operations and enhanced by use of timely recovery through regulatory mechanisms
  - Nonutility cash flow also to be utilized as available to fund CapEx plan at utility
  - Appropriate mix of financing to be employed to maintain adequate regulatory capital structure and maintain solid credit metrics
  - Expectations for the next 5 years (2017-2021):
    - Cash from operations of $2.0-2.5B
    - Incremental utility long-term debt of ~$800M; $200M issued in July '17
    - Transfer of available cash flow from nonutility of $100-200M
    - 6-8% EPS growth target fully considers likely equity needs as generation investment begins to accelerate
      - Evaluation of timing and possible use of equity forwards for any needed equity financing is ongoing
  - Tax reform could impact timing and size of financing needs

20 Vectren | Investor Presentation | September 2017

Corporate Tax Reform Assuming loss of interest deductibility, full expensing of CapEx, and a 20% corporate tax rate: Expect that utility rates will be reset to reflect any reduction in tax expense • Any favorable nonutility impact likely reflected in competitive bidding activity going forward Revaluation of existing deferred taxes would occur at effective date of new tax rate • Utility impacts reflected as amounts due to customer • Nonutility impacts would be favorable at implementation Very little parent co. debt limits recurring exposure to loss of interest deductibility Loss of AMT credit carryforward would be expected at effective date of the new tax rate, partially offset by revaluation of existing nonutility deferred taxes Cash flow benefits from full CapEx expensing when investment ramps up later in the 10-yr forecast period No impact to long-term growth targets expected Tax Reform as Currently Being Discussed, Not Expected to Materially Impact Long-Term Outlook 21 Vectren | Investor Presentation | September 2017

Utility Regulatory Update 22 RFP for gas-fired generation needs was issued in June 2017 • Key criteria include location, reliability and creditworthiness • Bidding process expected to be complete by September Integrated Resource Plan (IRP) – the Indiana Commission Staff issued its draft IRP report in late July; comments in response from various parties, including Vectren, have been conveyed; the Commission’s final IRP report is expected Fall 2017 Continuation of joint-ownership of 300MW generating unit with Alcoa through 2023; syncs with preferred IRP filed last December Governor Holcomb signed on May 2nd Ensures net metering customers who generate their own power will be compensated at a fair, market-based rate for power they deliver back to the system, ending the existing subsidies over time Requires a competitive bid for construction of new generation (RFP) over 80 MWs; utility builds and owns the plant or owns it after construction is complete Indiana Senate Bill 309 Generation Diversification Electric Utility Update - Including New Indiana Law Signed in May Vectren | Investor Presentation | September 2017

Utility Regulatory Update *(continued)*

Additional Key Topics - Gas and Electric

Indiana Gas Utilities

- Aug. '14: Initial 7-year ('14-'20) gas infrastructure plan approved
- Apr. '17: Lost appeal related to ability to "update" 7-year plan
  - No material impact to Vectren as ~$65M utility transmission line project, which was the project at issue in appeal, was pre-approved for recovery in the next gas rate case
- July '17: Commission issued 6th semi-annual order – no issues

Ohio Gas Utility

- Feb. '14: Commission approved 5-yr. extension ('13-'17) of distribution replacement rider (DRR)
- Aug. '17: Received approval of annual DRR update for costs incurred in 2016 – no issues

Indiana Electric Utility

- Mar. '17: Won appeal of the 4-year cap on lost margin recovery related to 2016-17 energy efficiency plan
  - Case remanded back to Commission for review of reasonableness of plan as originally filed; expect Order by end of 2017
  - Plan also includes continued cost recovery for program and administrative expenses
- Apr. '17: Filed 2018-20 energy efficiency plan; plan is consistent with prior filings; expect Order by end of 2017

23 Vectren | Investor Presentation | September 2017

Anticipated Timing of Near-Term Base Rate Case Activity 24 Limited Base Rate Activity Expected for Next Several Years Key Observations: Recovery mechanisms allow for timely recovery of investments and costs requiring fewer base rate cases Rate cases to be filed as required by mechanisms/legislation and unlikely before • OH Gas base rate case to be filed in 2018; order likely in early 2019 • IN Gas base rate case to be filed in 2020 • IN Electric base rate case to be filed in 2023 Vectren | Investor Presentation | September 2017

Favorable Utility Environments Constructive Regulatory and Legislative Environments in Indiana & Ohio Support Required Capital Investment Electric IN-South IN-North Ohio IN-South Infrastructure Investment Recovery (1)     Infrastructure Recovery of Federal Mandates Under SB 251    Environmental CapEx Recovery Under SB 29  Non-DRR CapEx Deferral Under House Bill 95  Decoupling or Lost Margin Recovery    Margin Straight Fixed Variable Rate Design  Normal Temperature Adjustment   Gas Cost and Fuel Cost Recovery     Unaccounted for Gas    Costs Bad Debt Expense    DSM/Energy Efficiency/MISO Transmission Costs    DRR: Distribution Replacement Rider DSM: Demand Side Management (1) Under SB 560 in Indiana; Under DRR in Ohio Gas 25 Vectren | Investor Presentation | September 2017

Nonutility Infrastructure Services (VISCO) Performance Contracting Sustainable Infrastructure Projects Energy Services (VESCO) Distribution Pipeline Construction Transmission Pipeline Construction Nonutility Outlook

$24 $33 $44 $66 $68 $- $15 $30 $45 $60 $75 Q2 '13 Q2 '14 Q2 '15 Q2 '16 Q2 '17 In millions 2017 YTD Nonutility Results VISCO EPS –2017 YTD up $0.12 vs. 2016; TTM of $0.43, up $0.29 vs. TTM 2016 Q2 • Improved results were driven by continued strong demand from gas utilities for distribution construction work and a ramp-up in activity related to the large transmission project in Ohio – Q2 backlog of $760M at 6/30/17 driven by Distribution growth and the large Ohio project VESCO – 2017 Q2 revenues of $68M another record quarter • Continued strong margins YTD; year-over-year net income comparisons in 2017 will reflect 2016 expiration of 179D tax credits • Sales funnel of $425M at 6/30/17 was at near record level, with many projects close to signing – 2H17 signings expected to be strong, similar to 2H16, which will drive higher backlog $625 $575 $695 $725 $760 $400 $500 $600 $700 $800 Q2 '14 Q2 '15 Q2 '16 Q4 '16 Q2 '17 In millions VISCO Backlog 27 VESCO Q2 Revenues VISCO’s Results Reflect Steady Improvement Vectren | Investor Presentation | September 2017

VISCO Outlook Distribution construction activity continues to accelerate driven by gas utility pipe replacement programs Transmission construction activity is slowly improving; broader recovery expected in 2018 VISCO gross margin decline primarily reflects slowed transmission construction activity; some recovery expected as activity picks up Growth Driven By Continued Distribution Activity and Transmission Sector Recovery $421 $664 $784 $779 $843 $813 5% 10% 15% 20% 25% 30% $- $200 $400 $600 $800 $1,000 $1,200 2011 2012 2013 2014 2015 2016 Gross Margin % Gross Revenue – (millions) Revenue/GM Trend 28 Vectren | Investor Presentation | September 2017

VESCO Outlook Strong results across most markets & geographic regions and favorable mix of projects drove margin of 24% and record 2016 revenues of $260M 179D earnings were $5.5M in 2016; Net of related expenses, the EPS impact to Vectren was ~$0.05 per share in 2016; Tax law ended in 2016 Long-term demand drivers here to stay: energy efficiency, system resiliency and sustainable infrastructure including renewable/clean generation $82 $77 $72 $144 $226 $234 $- $50 $100 $150 $200 $250 $300 2011 2012 2013 2014 2015 2016 In millions VESCO Ending Backlog VESCO Poised for Solid Revenue Growth Again in 2017 6/30/17 sales funnel of ~$425M 29 Vectren | Investor Presentation | September 2017

Closing Remarks

Top Decile for Dividend Increases $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 2014 - 2016 CAGR: 5.3% 2000 - 2013 CAGR: 2.9% Annualized dividend increased 5% to $1.68 per share in Nov. 2016 57 Consecutive Years of Dividend Increases 31 Vectren | Investor Presentation | September 2017

Proven Track Record of Achieving Targets Achievements over the past 5 years…  VVC EPS CAGR of 8% while maintaining financial discipline - earned ROE >peers • Utility has earned overall allowed ROE for five straight years  Extended record of growing dividends to 57 consecutive years • Accelerated dividend growth – 5.3% average annualized increase last 3 years  Maintained strong balance sheet; S&P steady at A-, Moody’s up one notch to A2 (’14)  Reduced nonutility risk by exiting volatile commodity-based businesses (‘11-’14) $1.73 $1.94 $2.12 $2.28 $2.39 $2.55 9.8% 10.6% 11.3% 11.9% 12.0% 12.3% 2011 2012 2013* 2014* 2015 2016 * Excludes ProLiance in 2013 & Coal Mining in 2014 - years of disposition Vectren EPS and Earned ROE 5 Year EPS CAGR of 8% 5-Yr Total Return Comparison As of 12/31/16 5-Year Total Shareholder Return of 110% VVC 5 Year CAGR of 16% 110% 102% 98% 71% 64% Vectren VVC Peers S&P 500 Dow Utilities S&P 500 Utilities 32 Vectren | Investor Presentation | September 2017

Vectren’s Long-Term Outlook Remains Strong 33 EPS and Dividend Growth Targets Reflect Long-Term Utility Capital Investment Plan of $6.5 Billion Long-Term Targets Consolidated EPS growth 6-8% Dividend growth 6-8% Consolidated payout ratio 60-65% Utility EPS growth 5-7% Note: Long-term EPS growth of approx. $0.06-0.10/yr. for Nonutility $0 $2,000 $4,000 $6,000 $8,000 2011 2016 2021E 2026E Utility Shared Electric Gas 2021-’26 CAGR: ~7.5% (Gas & Electric) $ in millions 2016-’21 CAGR: ~6.5% (Mostly Gas) 2011-’16 CAGR: ~5% (Mostly Gas) Overall 10-Yr CAGR: ~7% Gas: ~8% Electric: ~5.5% Rate Base Growth Accelerates Vectren | Investor Presentation | September 2017

Appendix

Utility Metrics 35 Appendix 2017E Guidance Midpoint $ in millions (unchanged) 2017 2016 2017 2016 Gross Margin 957$ 475.9$ 468.2$ 935.3$ 891.8$ O&M - Non-Pass thru 280$ 144.1$ 142.0$ 280.0$ 277.8$ O&M - Pass thru 62$ 25.9$ 29.4$ 52.2$ 51.5$ Depreciation & Amortization 233$ 115.3$ 107.6$ 226.8$ 212.2$ Other Taxes 64$ 27.5$ 30.2$ 55.6$ 56.1$ Other Income 30$ 14.9$ 13.3$ 27.8$ 23.1$ Interest 74$ 35.2$ 35.0$ 69.9$ 68.4$ Income Taxes 98$ 51.4$ 49.9$ 101.0$ 87.9$ Net Income 176$ 91.4$ 87.4$ 177.6$ 161.0$ Earnings Per Share (1) 2.12$ 1.10$ 1.06$ 2.14$ 1.95$ Footnote: 1) For more information on 2017E, see slide 5 6 Months Ended Jun 30 Trailing 12 Months Ended Jun 30 Vectren | Investor Presentation | September 2017

$ in millions 2017 2016 2017 2016 Gross Revenue 424.8$ 301.7$ 936.4$ 736.7$ Gross Margin % 10.5% 8.5% 14.0% 13.0% EBITDA (1) 31.4$ 14.8$ 110.2$ 78.0$ Depreciation & Amortization 19.8$ 19.0$ 39.0$ 42.6$ Earnings From Operations (1) 13.1$ (2.9)$ 72.3$ 38.4$ Interest 6.3$ 6.6$ 12.2$ 14.4$ Net Income (1) 2.1$ (8.4)$ 35.4$ 11.7$ Earnings Per Share (1) 0.02$ (0.10)$ 0.43$ 0.14$ Ending Backlog 760$ 695$ Footnotes: 1) After allocations 6 Months Ended Jun 30 Trailing 12 Months Ended Jun 30 Infrastructure Services (VISCO) Metrics 36 Appendix Vectren | Investor Presentation | September 2017

Infrastructure Services (VISCO) Metrics – 7 year look (3) 37 Appendix 2017E Guidance Midpoint $ in millions (unchanged) 2016 2015 2014 2013 2012 2011 (3) 2010 Gross Revenue 945$ 813.3$ 843.3$ 779.0$ 783.5$ 663.6$ 421.3$ 235.6$ Gross Margin % 14.0% 14.0% 14.5% 17.5% 18.0% 18.0% 14.0% 9.0% EBITDA (1) 115$ 93.6$ 109.2$ 118.6$ 122.0$ 98.2$ 47.9$ 17.8$ Depreciation & Amortization (2) 40$ 38.2$ 44.5$ 36.2$ 28.8$ 20.7$ 14.9$ 8.8$ Earnings From Operations (1) 75$ 56.2$ 67.1$ 82.6$ 92.8$ 77.8$ 36.6$ 9.7$ Interest 12$ 12.5$ 15.3$ 10.2$ 9.9$ 7.4$ 7.2$ 3.2$ Net Income (1) 35$ 25.0$ 29.7$ 43.1$ 49.0$ 40.5$ 14.9$ 3.1$ Earnings Per Share (1) 0.42$ 0.30$ 0.36$ 0.52$ 0.60$ 0.49$ 0.18$ 0.04$ Ending Backlog 725$ 665$ 625$ 535$ 380$ N/A N/A Footnotes: 3) Acquired Minnesota Limited, Inc. March 31, 2011; 7-year metrics provided to show impact of MLI acquisition 2) Lower D&A beginning in 2016 due to adjustments of depreciable lives; lower D&A is being reflected in bidding 1) After allocations Vectren | Investor Presentation | September 2017

Infrastructure Services (VISCO) General Description of Types of Customer Contracts for Infrastructure Services  Infrastructure Services operates primarily under two types of contracts – blanket contracts and bid contracts. Blanket contracts are ones which a customer is not committed to specific volumes of services, but where we have been or expect to be chosen to perform work needed by a customer in a given time frame (typically awarded on a yearly basis). Bid contracts are ones which a customer will commit to a specific service to be performed for a specific price, whether in total for a project or on a per unit basis (e.g., per dig or per foot). General Description of Backlog for Infrastructure Services  For blanket work, backlog represents an estimate of the amount of gross revenue that we expect to realize from work to be performed in the next 12 months on existing contracts or contracts we reasonably expect to be renewed or awarded based upon recent history or discussions with customers.  For bid work, backlog represents the value remaining on contracts awarded or that we reasonably expect to be awarded, but are not yet completed.  While there is a reasonable basis to estimate backlog, there can be no assurance as to our customers’ eventual demand for our services each year or, therefore, the accuracy of our estimate of backlog. Backlog for Infrastructure Services estimated as follows:  For blanket work, estimated backlog as of 6/30/17 and 6/30/16 is $420 million. The estimate of the amount of gross revenue that we expect to realize from work to be performed in the next 12 months is multiplied by 80% to factor in such unknowns as weather and potential budgetary restrictions of customers.  For bid work, estimated backlog as of 6/30/17 is $340 million compared to $275 million at 6/30/16.  Total estimated backlog as of 6/30/17: $760 million compared to $725 million at 12/31/16 and $695 million at 6/30/16 Estimated Backlog Appendix 38 Vectren | Investor Presentation | September 2017

VISCO Pipeline construction and maintenance in natural gas, oil, and liquids industry President – Ted Crowe, 38 years industry experience Seasoned management team Geographic focus: Midwest, Northeast and Northern US Primary construction services – mainline and gathering pipeline; compressor stations; pump stations; terminal work; tank farms; pipeline maintenance; hydrostatic testing Minnesota Limited Transmission Miller Pipeline Distribution Miller Pipeline Water/Wastewater 39 Business Profile Pipeline construction and maintenance in natural gas distribution industry President – Kevin Miller, 40 years industry experience Seasoned management team Geographic focus: Midwest, Southern, Eastern and Western US Primary construction services – new mains and services; replacement mains and services; external and internal joint repair; vacuum excavation and horizontal directional drilling Pipeline construction and repair in water and wastewater pipeline markets President – Chris Schuler, 30 years industry experience Seasoned management team Geographic focus: Midwest and Southern US Primary services – water pipeline construction; wastewater rehab utilizing cured in place pipe, fold in form pipe; internal joint repair and horizontal directional drilling Appendix Vectren | Investor Presentation | September 2017

VISCO 40 Distribution Opportunities Appendix States of operation for VISCO’s distribution business Source: American Gas Association 40 States & D.C. with Accelerated Infrastructure Replacement Programs Vectren | Investor Presentation | September 2017

VISCO 41 Long-Term Customer Relationships Long-Term Customers Long-term customer relationships are key  Relationship with top 10 distribution customers averages 20+ years Reputation for high quality construction work and customer service Shared culture of commitment to safety with our customers Building on our history and reputation, added several significant new customers over the past few years Appendix Vectren | Investor Presentation | September 2017

VISCO 42 Competitive Landscape Competition Consolidation continues in our industry  Fragmented market – many small family-owned contractors still servicing geographic territories  Market has a preference for larger contractors  VISCO has strong brand recognition in the industry VISCO’s seasoned management team has the ability to adapt to market changes  Extensive acquisition experience over many years  8 acquisitions (1 large – Minnesota Ltd - and 7 small) Publicly Owned Competitors Privately Owned Competitors Appendix Vectren | Investor Presentation | September 2017

Energy Services (VESCO) 43 Metrics Appendix $ in millions 2017 2016 2017 2016 Revenue 120.7$ 115.3$ 265.4$ 248.3$ Gross Margin as % of Revenue 23% 23% 24% 23% EBITDA (1) 1.4$ 3.7$ 10.9$ 11.5$ Interest 0.4$ 1.0$ 1.3$ 1.6$ 179D Tax Deductions (2) -$ 1.4$ 4.1$ 7.5$ Net Income (1) -$ 2.5$ 10.0$ 13.3$ Earnings Per Share (1) -$ 0.03$ 0.12$ 0.16$ EPS excluding 179D (1) -$ 0.01$ 0.07$ 0.07$ Ending Backlog (3) 181$ 187$ New Contracts (3) 54$ 61$ 232$ 231$ Footnotes: 3) Represents signed construction contracts; does not include multi-year O&M agreements 1) After allocations 2) Net income impact to VESCO, net of related expenses Trailing 12 Months Ended Jun 30 6 Months Ended Jun 30 Vectren | Investor Presentation | September 2017

Energy Services (VESCO) 44 Metrics – 5 year look Appendix 2017E Guidance Midpoint $ in millions (unchanged) 2016 2015 2014 2013 2012 Revenue 300$ 260.0$ 199.9$ 129.8$ 91.3$ 117.7$ Gross Margin as % of Revenue 21% 24% 22% 24% 27% 27% EBITDA (1) 13$ 13.3$ 3.5$ (5.9)$ (8.7)$ (1.1)$ Interest 2$ 1.9$ 1.2$ 1.2$ 0.5$ 0.3$ 179D Tax Deductions (2) -$ 5.5$ 6.1$ 3.7$ 6.4$ 6.2$ Net Income / (Loss) (1) 7$ 12.5$ 7.3$ (3.2)$ 1.0$ 5.7$ Earnings Per Share (1) 0.09$ 0.15$ 0.09$ (0.04)$ 0.01$ 0.07$ Ending Backlog (3) 250$ 234$ 226$ 144$ 72$ 77$ N w Contracts (3) 290$ 239$ 258$ 189$ 86$ 104$ Footnotes: 3) Represents signed construction contracts; does not include multi-year O&M agreements 1) After allocations 2) Net income impact to VESCO, net of related expenses; 179D tax law expired in 2016 Vectren | Investor Presentation | September 2017

VESCO Public & Federal Sectors  Design and construction of efficiency projects where savings are used to finance the improvements  Excess savings often used to fund deferred maintenance projects  Solid reputation among customers for innovative solutions and quality work Key Drivers  Aging infrastructure  Need to reduce operating costs  Lack of capital budgets  Escalating electricity prices  Sustainability initiatives  Strong public policy support  Efficiency is the cheapest resource Performance Contracting Sustainable Infrastructure Operations & Maintenance 45 Business Profile Public, Private and Federal Sectors  Design and construction of larger scale capital projects  Combined heat and power (CHP)  Anaerobic digesters, landfill gas and other renewable energy projects  Compressed natural gas (CNG) transportation fuel infrastructure Key Drivers  Prospect of increasing electric rates and stable natural gas prices  Desire for control of energy prices  Electric grid reliability concerns  Increasing environmental regulations (air, water, organic waste)  Advances in technology (microgrids, renewables, and storage)  Corporate and institutional sustainability initiatives Public & Federal Sectors  Focus on plants and projects built by VESCO – currently nine locations  Steam, electricity, chilled water and power conditioning  Accounts for approximately 20% of VESCO’s work force  Contributes $25M - $30M of revenue annually; some recent large projects will add to this total in coming years Key Drivers  Customer convenience and risk reduction (focus on core business)  VESCO reduces risks associated with any savings or operations guarantees  Attractive recurring revenue stream  Fed projects often require long-term operations & maintenance agreements Appendix Vectren | Investor Presentation | September 2017

VESCO 46 At A Glance Primary subsidiary, Energy Systems Group, founded in 1994 Accredited by the National Association of Energy Service Companies (NAESCO) Licensed to do business in 48 states, the U.S. Virgin Islands, and Puerto Rico ~350 Employees - 190 Sales/Engr./Proj. Mgt. - 80 O&M Staff Developed $2.5+ billion in projects for 370+ customers Facilitated in excess of $1 billion of project financing $1 billion in multiple phase (repeat customer) projects Equipment Independent / Vendor Neutral Appendix Vectren | Investor Presentation | September 2017

VESCO 47 Market Sectors and Customers Appendix • Municipalities • Water and Wastewater Utilities • Solid Waste Authorities • Colleges / Universities • Hospitals / Healthcare • Commercial & Industrial • Federal • Department of Veterans Affairs • Department of Defense • Colleges / Universities • Municipal Utilities • Hospitals / Healthcare • 25 UESC partners (utility energy service contract) • One of 21 DOE qualified ESCOs • One of 15 USACE* qualified ESCOs (1) • Department of Energy • Department of Defense • Department of Veterans Affairs • Department of Agriculture • General Services Administration • Utilities • Municipalities • Water and Wastewater Utilities • Electric and Gas Utilities • Solid Waste Authorities • K-12 Schools • State Agencies • Colleges / Universities • Correctional Facilities • Highway Departments • Hospitals / Healthcare Public Sector Federal Sector Sustainable Infrastructure Operations & Maintenance Performance Contracting * US Army Corps of Engineers (1) Awarded in 2015 after undergoing a re-compete process. Vectren | Investor Presentation | September 2017

VESCO 48 Competitive Landscape Sustainable Infrastructure Federal Public Sector Appendix Vectren | Investor Presentation | September 2017

Appendix

Key VESCO Projects

Demonstrates Success/Strength Across All Sectors




BRADLEY COUNTY SCHOOLS



Naval Base Coronado
(Federal)

- $70M Energy Savings Performance Contract (ESPC) Project
- Additional 23-year Operations and Maintenance contract for $64M
- Project scope includes base-wide steam decentralization and compressed air distribution system upgrades

Bradley Co. (TN) Schools
(Public)

- $16M project includes comprehensive energy and infrastructure improvements at 18 schools plus the Central Office and Central Annex
- Signifies overall resurgence of K-12 market in the southeast totaling five contracts worth $34M with several more in the sales funnel

Town of Niskayuna, NY
(Sustainable Infrastructure)

- 2nd project in New York
- First of several planned projects for infrastructure improvements at wastewater treatment plant
- $9M project includes new influent weather improvements for 300,000 gallon storm water storage tank and associated infrastructure
- Improvements will help protect Mohawk River

49 Vectren | Investor Presentation | September 2017

Appendix

State Utility Commissioners

Constructive Regulatory Environments

Indiana Utility Regulatory Commission (IURC)

- Five commissioners
- Appointed by Governor
- Four-year terms
- Commission Rating
  - Strong (S&P)
  - Above Average (SNL)

Public Utilities Commission of Ohio (PUCO)

- Five commissioners
- Appointed by Governor
- Five-year terms
- Commission Rating*
  - Strong (S&P)
  - Average (SNL)

** Vectren is gas-only in OH; SNL rating may be lower due to competitive electric market in OH*

Commissioner	Party	First Appointed	Term Ends
James Atterholt, chair**	R	Feb. 2017	Jan. 2020
Jim Huston	R	Sept. 2014	Mar. 2021
Angela Weber	R	Mar. 2014	Mar. 2018
David Ziegner	D	Aug. 1990	Apr. 2019
Sarah Freeman	D	Sept. 2016	Dec. 2017

*** Previously served as chairman of the IURC from 2010 to 2014.*

Commissioner	Party	First Appointed	Term Ends
Asim Haque, chair	I	Jun. 2013	Apr. 2021
Beth Trombold	I	Feb. 2013	Apr. 2018
Thomas Johnson	R	Apr. 2014	Apr. 2019
Lawrence Friedeman	D	Feb. 2017	Apr. 2020
Daniel Conway	R	Feb. 2017	Apr. 2022

50 Vectren | Investor Presentation | September 2017

Utility Business Review 51 Environmental & Sustainability Appendix Renewed Energy Key Coal-Fired Pollution Controls Landfill Gas – 3.2 MW, Blackfoot Clean Energy Facility in Winslow, IN Wind energy – up to 80 MW, purchased under two 20-year contracts through Benton County, IN wind farms Voluntary clean power plan standard in Ind. of 10% by 2025 100% scrubbed for sulfur dioxide (SO2) 90% controlled for nitrogen oxide (NOx) Mercury (Hg) emissions reduced to meet requirements Particulate matter removed at average of 99% efficiency 90% 80% 99% 43% 0% 20% 40% 60% 80% 100% Sulfur Dioxide Nitrogen Oxide Particulate Matter Carbon Dioxide Vectren’s Emissions Reductions* (SO2) (NOX) (CO2) * Reduction data as of 2015, except CO2 reduction of 43% is as of 2016 and is compared to 2005 levels (on a tonnage basis). Since emissions are impacted by fluctuations in generation, coal burn reductions, and energy efficiency programs, the Company's emissions of CO2 can vary year to year. Owned Generation Coal-fired base load – 5 units totaling 1,000 MW (97% of ’15 gen.) Gas-fired peaking turbines – 6 units totaling 245 MW (2% of ’15 gen.) Vectren | Investor Presentation | September 2017

A.B. Brown 1 A.B. Brown 2 F.B. Culley 2 F.B. Culley 3 Warrick 4* Year of Installation 1979 1986 1966 1973 1970 MW 245 245 90 270 150 10-Yr Net Capacity Factor (2007-16) 56.9% 60.9% 33.1% 63.7% 71.5% 2016 Avg. Heat Rate (BTU/kWh) 11,336 10,985 13,241 10,625 10,915 Pollution Controls SO2 Flue gas desulphurization Flue gas desulphurization Flue gas desulphurization Flue gas desulphurization Flue gas desulphurization NOx Selective catalytic reduction Selective catalytic reduction Low NOx Burner Selective catalytic reduction Selective catalytic reduction Particulate Matter Fabric Filter Electrostatic precipitator Electrostatic precipitator Fabric Filter Electrostatic precipitator MATS Injection Injection Injection Injection Injection SO3 Injection Injection N/A Injection Injection Coal-Fired Generation * 50% ownership of 300 MW with Alcoa Current Portfolio 52 Appendix Vectren | Investor Presentation | September 2017

Integrated Resource Plan (IRP)* Preferred Portfolio Overview * Represents Preferred Plan as filed with the IN Commission in Dec. 2016; now expect the 150 MW Warrick 4 unit that is jointly-owned with Alcoa to continue operations through 2023, which syncs with Preferred Plan as filed 2016 Portfolio Resource Mix (MWhs) Energy Efficiency, Renewables, Other 10% Coal Base Load 90% 2026 Portfolio Resource Mix (MWhs) Energy Efficiency, Renewables, Other 15% Coal Base Load 30% Natural Gas 55% 53 Appendix Vectren | Investor Presentation | September 2017

Use of Non-GAAP Performance Measures and Per Share Measures 54 Appendix Contribution to Vectren's Basic EPS Per share earnings contributions of the Utility Group, Nonutility Group, and Corporate and Other are presented and are non-GAAP measures. Such per share amounts are based on the earnings contribution of each group included in the Company’s consolidated results divided by the Company’s basic average shares outstanding during the period. The earnings per share of the groups do not represent a direct legal interest in the assets and liabilities allocated to the groups; instead they represent a direct equity interest in the Company's assets and liabilities as a whole. These non-GAAP measures are used by management to evaluate the performance of individual businesses. In addition, other items giving rise to period over period variances, such as weather, may be presented on an after tax and per share basis. These amounts are calculated at a statutory tax rate divided by the Company’s basic average shares outstanding during the period. Accordingly, management believes these measures are useful to investors in understanding each business’ contribution to consolidated earnings per share and in analyzing consolidated period to period changes and the potential for earnings per share contributions in future periods. Per share amounts of the Utility Group and the Nonutility Group are reconciled to the GAAP financial measure of basic EPS by combining the two. Any resulting differences are attributable to results from Corporate and Other operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP. Vectren | Investor Presentation | September 2017